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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    BYLAWS OF

                                  JALATE, LTD.


Frederick A. Findley hereby certifies as follows:


1. I am the Secretary of Jalate, Ltd., a California corporation.

2. Section 3.3(b) of the Bylaws of this corporation were amended by the Board of Directors at a meeting duly held on March 24, 1998 to reduce the number of directors to seven.

3. The foregoing action is reflected in the minutes of the March 24, 1998 meeting of the Board of Directors of Jalate, Ltd.


I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge:




May 11, 1998                            /s/  FREDERICK A. FINDLEY
                                        -------------------------------
                                             Frederick A. Findley
                                             Secretary



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